Exhibit 99.1

Mohegan Tribal Gaming Authority Announces Leadership Transition

UNCASVILLE, Conn., April 25 — The Mohegan Tribal Gaming Authority, or the Authority, the operator of a gaming and entertainment complex located near Uncasville, Connecticut, known as Mohegan Sun, and a harness racetrack located in Plains Township, Pennsylvania, known as Mohegan Sun at Pocono Downs, announced today that its Chief Executive Officer, William Velardo, has resigned in order to accept an offer of employment in his original home of Las Vegas, Nevada. Mitchell Grossinger Etess, who currently serves as the President and Chief Executive Officer of Mohegan Sun, will assume additional duties as Chief Executive Officer of the Authority on May 4, 2006.

Bruce Bozsum, Chairman of the Authority’s Management Board, thanked Mr. Velardo for his nearly eleven years of service and his many contributions to the Authority, including establishing the initial Mohegan Sun business strategy in 1996, leading the development of Mohegan Sun’s $1.1 billion expansion in 2001 and his devotion to problem gambling awareness. “Bill has been with the Authority since we began our gaming operation at Mohegan Sun and has helped guide us to a preeminent position in the U.S. gaming market. He has overseen tremendous growth in our operations, led our diversification activities and has helped to put in place a superior management team that will continue to serve the Authority very well over the coming years. We wish Bill many years of success in his new endeavors.”

Mr. Etess has served in various capacities with the Authority since 1995 and has over 25 years of experience in the gaming and hospitality industries. Prior to being named President and Chief Executive Officer of Mohegan Sun in August 2004, Mr. Etess served in various marketing positions with the Authority, including as Executive Vice President of Marketing from 1999 until August 2004. Before joining the Authority, Mr. Etess worked in various capacities at Players Island, Trump Plaza Hotel and Casino and Club Corporation of America and was General Manager of Grossinger’s Hotel. In his new position, Mr. Etess will assume a greater role in the development of Mohegan Sun at Pocono Downs, as well as provide overall direction and supervision to the Authority’s other development projects and continuing leadership at Mohegan Sun.

“Mitchell has provided outstanding leadership at Mohegan Sun and has played a major role in developing our brand identity and helping to consistently improve our product offerings and patron service. In his current position as President and CEO of Mohegan Sun, Mitchell has helped to energize our over 9,000 employees and has been an integral force in improving our patron experience. We are delighted that he has agreed to assume the additional position of CEO of the Authority,” Bozsum said.

In addition, the Authority announced that Jeffery E. Hartmann, currently the Executive Vice President and Chief Operating Officer of Mohegan Sun, will assume additional responsibilities as Chief Operating Officer of the Authority. Mr. Hartmann joined the Authority in December 1996 and served in various capacities, including as Executive Vice President, Finance and Chief Financial Officer from 1999 through August 2004. Mr. Hartmann previously worked for Foxwoods and at Coopers & Lybrand, LLP. As COO of the Authority, Mr. Hartmann will assist Mr. Etess with the development of Mohegan Sun at Pocono Downs and provide additional supervisory support for the Authority’s finance team and development activities, including projects with the Menominee Indian Tribe of Wisconsin in Kenosha, Wisconsin and the Cowlitz Indian Tribe in Clark County, Washington.

“Jeff has been instrumental in our success over the last decade,” said Lynn Malerba, Vice Chairman of the Authority’s Management Board. “Jeff was an outstanding CFO, and he has been able to apply his energy and financial discipline very effectively over the last year and a half as the Chief Operating Officer of Mohegan Sun, contributing significantly to our cost control efforts and margin improvement. We look forward to his contributions in his expanded role leading operations in all of our projects,” continued Malerba.

Leo Chupaska, currently the Chief Financial Officer of the Authority, also will assume the position of Chief Financial Officer of Mohegan Sun, which has been vacant since December 2005. Mr. Chupaska, who has served as the Authority’s CFO since August 2004 and previously was the Chief Financial Officer for The Mohegan Tribe, will retain primary responsibility for the Authority’s finance department and development team, in addition to his new duties at Mohegan Sun.

“We have been fortunate over the last eleven years to have a talented and very cohesive senior management team leading the Authority. We are extremely excited that we will be able to continue that tradition with Mitchell, Jeff and Leo leading our outstanding operating and development teams,” concluded Bozsum.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, a federally recognized Indian tribe with an approximately 405-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive power to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex that is situated on a 240-acre site on the Tribe’s reservation and, through its subsidiary, Downs Racing, LP, owns and operates Mohegan Sun at Pocono Downs, a harness racetrack located in Plains Township, Pennsylvania and five OTW facilities located elsewhere in Pennsylvania. The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.0 million square foot facility, which includes the Casino of the Earth, Casino of the Sky, the Shops at Mohegan Sun, a 10,000-seat Arena, a 350-seat Cabaret, meeting and convention space and an approximately 1,200-room luxury hotel. More information about the Authority and its properties can be obtained by visiting http://www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business development activities, as well as capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and increased competition. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. These risks and uncertainties include, but are not limited to, those relating to increased competition (including the legalization or expansion of gaming in New England, New York, New Jersey and Pennsylvania), the financial performance of Mohegan Sun, Pocono Downs and the OTW facilities, dependence on existing management, potential adverse changes in local, regional, national or global economic climates, the Authority’s leverage and ability to meet its debt service obligations, changes in federal or state tax laws or the administration of such laws, changes in gaming laws or regulations (including the limitation, denial or suspension of licenses required under gaming laws and regulations), and the continued availability of financing. Additional information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as well as its other reports and filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure you that projected results or events will be achieved or will occur.